Exhibit 99.1

Ampio Pharmaceuticals to Acquire DMI Biosciences, Inc.

GREENWOOD VILLAGE, Colo., April 22 /PRNewswire-FirstCall/ — Ampio Pharmaceuticals, Inc. (OTC Bulletin Board: AMPE), today announced that it has entered into a letter of intent (LOI) to acquire DMI Biosciences, Inc.

This acquisition will give AMPIO access to all rights, royalties and patents associated with a drug that treats premature ejaculation (P.E.) recently licensed to a specialty pharmaceutical company after demonstrating safety and efficacy in a Phase II clinical trial. This P.E. drug is protected by multiple U.S. and International patents, and is currently undergoing Phase III clinical trials in Europe.

“Premature ejaculation is an under-reported condition that we believe affects substantially more men than erectile dysfunction (E.D.)”, noted Chief Scientific Officer Dr. David Bar-Or, who developed the drug during his tenure at DMI Biosciences, Inc. “Consequently we know there is a serious need for a product that can treat this sexual dysfunction. “ said Dr. Bar-Or.

“Among the assets being acquired in this stock purchase are a number of patent applications on combination drugs that would treat P.E. and E.D. in a single tablet,” said Don Wingerter, Ampio’s chief executive officer. “Dr. Bar-Or is confident we can continue to develop safe and effective solutions for these types of medical conditions.”

“The structure of this transaction will include a tax free exchange to the shareholders and we anticipate working diligently to complete the transition from the L.O.I. to a final agreement,” Mr. Wingerter continued. “This agreement has the potential to provide AMPIO with a royalty stream that could begin as early as 2011. Because of a confidentiality agreement, AMPIO cannot at this time disclose the licensee for the drug that is executing the Phase III trial. The acquisition of the P.E. drug by AMPIO enhances our portfolio of drugs that currently focus on alleviating diabetic and inflammatory conditions.”

About Ampio Pharmaceuticals, Inc.

Ampio Pharmaceuticals, Inc. develops drugs to treat metabolic disease, eye disease, kidney disease, inflammation and CNS disease. The company’s product pipeline includes certain FDA approved drugs, now targeted at new clinical indications protected by Ampio intellectual property, and new molecular entities (“NMEs”). The company’s development of new uses for previously approved drugs is expected to result in reduced approval timelines, lower costs and decreased risks of clinical failure. The company is actively exploring partnership, licensing and other collaboration opportunities to maximize Ampio’s near term and long term product development programs.

Safe Harbor Statement

This press release may contain forward-looking statements that involve risks and uncertainties, such as statements of Ampio’s plans, objectives, expectations and intentions. Forward-looking statements are generally identified by words, such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of Ampio to be materially different from those expressed or implied by forward-looking statements. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties. A discussion of factors affecting Ampio’s business and prospects is contained in Ampio’s periodic filings with the Securities and Exchange Commission, including Ampio’s Report on Form 8-K filed on March 8, 2010 with the Securities and Exchange Commission. Ampio undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.

Investor contact: Redwood Consultants, LLC, Tel: +1 415-884-0348

(www.ampiopharma.com)

SOURCE Ampio Pharmaceuticals, Inc.